Exhibit 16.1

VIA FACSIMILE: 202-772-9251 and

FEDERAL EXPRESS

September 12, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K, dated September 12, 2006 of Neurologix, Inc., and are in agreement with the statements contained in the first, second, third and fourth paragraphs of Item 4.01(a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ J.H. Cohn LLP